MACANDREWS & FORBES GROUP, LLC

Sublandlord and
SIGA TECHNOLOGIES, INC.

Subtenant

SUBLEASE

Sublease Premises:    Portion of the 17th Floor
660 Madison Avenue New York, NY I 0065

Dated as of:    January , 2013

EXHIBIT A - Overlease

SUBLEASE
AGREEMENT OF SUBLEASE ("Sublease") dated as of the day of January, 2013, by and between MACANDREWS & FORBES, GROUP, LLC, a Delaware limited liability company, having an office at 35 East 62 Street, New York, New York 10065 ("Sublandlord"), and SIGA TECHNOLOGIES, INC., a Delaware corporation, having an office at 35 East 62 Street, New York, New York 10065 ("Subtenant").

WHEREAS:

I.	By lease elated October 29, 2012 (the "Overlease") between Etoile
660 Mad ison LLC ("Overland lord"), as land lord, and Sublandlord, as tenant (the "Overlease"), Sublandlord leased from Overland lord a portion of the seventeenth (17th) floor of the building (the "Building") located at 660 Madison Avenue, New York, New York (as the same are shown on the floor plan annexed to the Overlease as Schedule B); and

I.Subtenant desires to sublet from Sublandlord all of the premises leased by Sublandlord pursuant to the Overlease (for purposes of this Sublease, the "Sublease Premises"), upon the terms and subject to the provisions and conditions hereinafter set forth;

NOW, THEREFORE, the parties hereto, i n consideration of the mutual covenants, conditions and agreements hereinafter contained, do hereby agree as follows:

1.Term. Sublandlord hereby sublets the Sublease Premises to Subtenant, and Subtenant hereby hires the Sublease Premises from Sublandlord , for a term (the "Term")
commencing on the date (the "Commencement Date") upon which all of the following shall have occurred : (i) a fully executed duplicate original of this Sublease shall have been delivered to Subtenant; and (ii) the Commencement Date of the Overlease, and which shall encl on the clay immediately preceding the expiration date of the Overlease (the "Expiration Date"), unless sooner terminated in accordance with the provisions of this Sublease.

1.	Rent and Additional Rent.

A.Subject to the provisions of Subparagraph 2C below, Subtenant covenants and agrees that Subtenant shall pay to Sublandlord fixed rental ("Fixed Rent") at the same rates then payable by Sublandlord pursuant to the Overlease . Subtenant agrees to pay all Fixed Rent to Sublandlord, in lawful money of the United States, in equal monthly installments in advance, on the first (1st) clay of each calendar month during the Term, without any deduction, offset, abatement, defense and/or counterclaim whatsoever; it being agreed, however, that Subtenant shall not be required to pay Fixed Rent and/or additional rent pursuant to this
Sublease, during any period that Fixed Rent or additional rent, as applicable, shall not be payable under the Overlease. Without limiting the foregoing, Subtenant's obligation to pay Fixed Rent shall not commence until the end of the Free Fixed Rental Period (as the same may be extended ) under the Overlease. Subtenant has heretofore paid the first (1st) monthly installment of Fixed Rent. The monthly installment of Fixed Rent payable on account of any partial calendar month during the Term, if any, shall be prorated.
B.    In addition to the Fixed Rent payable hereunder, Subtenant covenants to pay as additional rent, all amounts that are required to be paid to Overlandlord as additional rent pursuant to the Overlease, including, without limitation, all amounts payable under Article 5 and Article 6 of the Overlease, and which are payable with respect to the Sublease Premises for periods occurring wholly or in part within the Term of this Sublease, as calculated and in the manner provided in the Overlease.

A.Except to the extent that the parties hereto agree that such payments may be made to Subland lord by wire transfer, all payments of Fixed Rent and additional rent (Fixed Rent and additional rent are collectively referred to herein as "rent") shall (as the parties may agree), be made by good and sufficient check (subject to collection) currently elated, issued directly from Subtenant, without endorsements, to the order of MacAnclrews & Forbes Group, LLC, or to Overlandlord. Furthermore, in any instance where the Overlease provides for payment to Overlandlord, Subtenant's sole obligation shall be (as applicable) to make such payment directly to Overland lord or reimburse Sublandlorcl for the actual amount paid by Sublandlord to Overlandlord (without any markup to Sublandlord), and with the express agreement that there shall be no duplicate payments by Subtenant of any amounts.

B.In the event that rent is clue under the Overlease with respect to any period which follows the Expiration Date, Subtenant's obligations hereunder on account of such rent shall be appropriately prorated.

C.Notwithstanding anything to the contrary contained in this Sublease, all sums of money, other than Fixed Rent, as shall become due and payable by Subtenant to Sublandlord under this Sublease shall be deemed to be additional rent, and Sublandlord shall have the same rights and remedies in the event of non-payment of additional rent as are available to Sublandlord for the non-payment of Fixed Rent.

1.Use of the Sublease Premises. Subtenant shall use and occupy the Sublease Premises for executive and general business office purposes only, in accordance with the terms and conditions of the Overlease (the "Permitted Use"), as well as such ancillary uses as are permitted under the Overlease, and for no other purpose , and further covenants not to do any act which will result in a violation of the Overlease.

1.	Incorporation of Overlease Terms.

A.All capitalized and other terms not otherwise defined herein shall have the meanings ascribed to them in the Overlease, unless the context clearly requires otherwise.

B.    Except as herein otherwise expressly provided, all of the terms, provisions, covenants and conditions contained in the Overlease are hereby made a part hereof. The rights and obligations contained in the Overlease are, during the term of this subletting, hereby imposed upon the respective parties hereto, Sublandlord as being substituted for Overland lord , and Subtenant being substituted for Sublandlord with respect to the Overlease; provided, however , that Sublandlord shall not be liable to Subtenant for any failure in performance resulting from the failure in performance by Overlandlord under the Overlease of the corresponding covenant of the Overlease, and Sublandlord's obligations hereunder are accordingly conditional where such obligations require such parallel performance by Overlandlord. It is expressly agreed that Sublandlord shall not be obligated to perform any obligation which is the obligation of Overland lord under the Overlease. Sublandlord shall have no liability to Subtenant by reason of the default of Overland lord under the Overlease.
Notwithstanding anything to the contrary contained in or omitted from Paragraph 8 below, Subtenant recognizes that Sublandlord is not in a position and shall not be required to render any of the services or utilities, to make repairs, replacements, restorations, alterations or improvements or to perform any of the obligations required of Overland lord by the terms of the Overlease and agrees that Sublandlord shall not be bound by any of Overlandlord's representations concerning the Building (including the Sublease Premises). Sublandlord agrees, however, to use reasonable efforts to enforce its rights against Overlandlord under the Overlease for the benefit of Subtenant upon Subtenant's written request therefor (and to forward to Overlandlord any notices or requests for consent as Subtenant may reasonably request). Subtenant shall promptly reimburse Sublandlord for any and all costs which Sublandlord shall incur in expending such efforts. Furthermore, and without limiting any of the other provisions of this Sublease, Subtenant does hereby indemnify and agree to hold Sublandlord harmless from and against any and all claims, liabilities, damages, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) incurred by Sublandlord in expending such efforts. Nothing contained in this Subparagraph 4B shall require Sublandlord to institute any suit or action to enforce any such rights; provided, however, that at the request of Subtenant, Sublandlord shall permit Subtenant to institute an action or proceeding against Overlandlord (an "Overlease Enforcement Proceeding") in the name of Sublandlord (or, without Sublandlord making any kind of representation or warranty that Subtenant shall have the privity or standing to do so, Sublandlord shall permit Subtenant to institute an action or proceeding against Overland lord in Subtenant's own name) to enforce Sublandlord's rights under the Overlease which are applicable to Subtenant, provided that: (i) Subtenant shall not then be in default under any of the terms, covenants or conditions of this Sublease following notice and the expiration of any applicable cure periods; and (ii) such action shall be prosecuted at the sole cost and expense of Subtenant, and Subtenant shall agree to indemnify and hold Sublandlord harmless from and against any and all claims, liabilities, damages, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) incurred or suffered by Sublandlord in connection with such action or proceeding. Subtenant acknowledges that the failure of Overland lord to provide any services or comply with any obligations under the Overlease shall not entitle Subtenant to any abatement or reduction in rent except to the extent that Sublandlord receives a corresponding abatement or reduction in rent pursuant to the Overlease. Sublandlord hereby agrees that Subtenant may send requests for additional services, or notices with respect to service related issues, directly to Overland. At Sublandlord's request, Subtenant shall provide Sublandlord with copies of any notices that Subtenant sends to Overland lord.

A.Wherever the Overlease refers to the "Demised Premises" such references for the purposes hereof shall be deemed to refer to the Sublease Premises.

B.Wherever the Overlease refers to the "Expiration Date" such references for the purposes hereof shall be deemed to refer to the Expiration Date of this Sublease.
C.Sublandlord represents that, to the knowledge of Sublandlord, as of the date hereof, the Overlease annexed hereto as Exhibit "A" and made a part hereof is a true and complete copy of the Overlease.

1.Sublease Subject to Overlease.

A.This Sublease is subject and subordinate to the Overlease and to the matters to which the Overlease is or shall be subordinate. In the event that the Overlease shall be cancelled or terminated prior to the expiration date of this Sublease, whether by voluntary or involuntary means or by operation of law or for any reason whatsoever, then this Sublease shall also terminate. Subtenant hereby covenants that, throughout the Term, Subtenant shall observe and perform all of the provisions of the Overlease which are to be observed and performed by the tenant thereunder other than the covenant to pay rent to the Overlandlord.
Subtenant covenants that Subtenant shall not do any act, matter or thi ng which will be, result in, or constih1te a violation or breach of or a default under the Overlease; it being expressly agreed to by Subtenant that any such violation, breach or default shall constitute a material breach by Subtenant of a substantial obligation under this Sublease. Subtenant hereby agrees that Subtenant shall indemnify and hold Sublandlord harmless from and against all claims, liabilities, penalties and expenses, including, without limitation, reasonable attorneys' fees and disbursements, arising from or i n connection with any default by Subtenant in Subtenant's performance of those terms, covenants and conditions of the Overlease which are or shall be applicable to Subtenant, as above provided, and all amounts payable by Subtenant to
Sublandlord on account of such indemnity shall be deemed to be additional rent hereunder and shall be payable within ten (10) days following demand. Notwithstanding anything to the contrary contained in or omitted from Paragraph 8 below, in any case where the consent or approval of Overlandlord shall be required pursuant to the Overlease, Subtenant shall not be required to obtain a corresponding consent or approval from Sublandlord. Sublandlord agrees that Subtenant may request any required consents or approvals directly from Overlandlord.
Notwithstanding the foregoing, if Overlandlord shall require that Sublandlord (rather than Subtenant) deliver such consent or approval requests, or that Sublandlord join in any such requests with Subtenant, then Sublandlord shall, as applicable, and at no cost to Subtenant, join in such requests or directly issue such requests. Furthermore, in any instance where the Overlease permits the Overlandlord to assess a charge, Subtenant's sole obligation shall be (as applicable) to pay such charge directly to Overlandlord or reimburse

Sublandlord for the actual amount charged to Overlandlord (without any markup to Sublandlord) and with the express agreement that there shall be no duplicate payments by Subtenant of the amounts in question.

B.Subtenant agrees to be bound, for all purposes of this Sublease, by any modifications or amendments to the Overlease. Sublandlord shall not, without Subtenant's consent agree to amend or modify the Overlease in any way that would increase Subtenant's obligations hereunder, or decrease Subtenant's rights with respect to the Permitted Use of the Sublease Premises, or which would otherwise materially adversely affect Subtenant's rights or obligations hereunder or seek to terminate the Overlease.

1.Alterations. Subtenant shall not perform or make any Alterations without complying with the provisions of Article 8 of the Overlease, including, but not limited to, obtaining the prior consent of Overland lord (as required). Subtenant shall not be required to obtain Sublandlord's consent for any Alterations or Decorative Changes that have been consented to by Overlandlord or that do not require Overlancllord's consent. At Sublandlord's request, Subtenant shall reimburse Sublandlord within twenty (20) clays following demand for all amounts charged by Overlandlord in com1ection with any of Subtenant's Alterations; with it being agreed, however, that no charges shall be separately assessed by Sublandlord .

1.Occupancy Tax. If any commercial rent or occupancy tax shall be levied with regard to the Sublease Premises during the Term, Subtenant shall pay the same either to the taxing authority, or, if appropriate, to Sublandlord, as additional rent, not less than twenty (20) clays before the clue elate of each and every such tax payment. In the event that any such tax payment shall be made by Subtenant to Sublandlord, Sublandlord shall remit the amount of such payment to the taxing authority on Subtenant's behalf.

1.Non-Applicability of Certain Provisions of the Overlease. The following provisions of the Overlease shall not be incorporated into this Sublease by reference: Article 6, to the extent that the incorporation by reference thereof would be construed as requiring
Sublandlord to assume any of Overlandlord's obligations thereunder or permitting Sublancllord to cause the provision of any services to be discontinued; Article 7 to the extent that the incorporation by reference thereof would be construed as requiring Sublandlord to assume any of Overlandlord's obligations thereunder; Section 11.14; Section 15.04; Section 17.04; Article 23; Article 31; Article 35; Section 39.01 (except for the last sentence thereof); Section 39.02; Schedule C; Schedule J; Schedule K; and Schedule L.

1.	Assignment and Subletting.

A.Subtenant, on its own behalf and on behalf of its heirs, distributees, executives, administrators, legal representatives, successors and assigns, covenants and agrees that Subtenant shall not, by operation of law or otherwise : (i) assign, whether by merger, consolidation or otherwise, mortgage or encumber its interest in this Sublease, in whole or in part, or (ii) sublet, or permit the subletting of, the Sublease Premises or any part thereof, or
(iii) permit the Sublease Premises or any part thereof to be occupied or used for desk space, mailing privileges or otherwise by any person or entity other than Subtenant, without, in each such instance, complying with the applicable provisions of Article 14 of the Overlease and obtaining the consent of Overlandlord (as required). Subtenant shall not be required to obtain Sublandlord 's consent for those transactions that may be entered into without Overlandlord's consent pursuant to Article 14 of the Overlease or for which Overlandlord' s consent shall have been obtained. Sublandlord shall cooperate with Subtenant efforts to obtain any required Overlandlord consents under Article 14 of the Overlease.

A.At Sublandlord's request, Subtenant shall reimburse Sublandlord within twenty (20) days following demand for all amounts charged by Overland lord in connection with an assignment or subletting request by Subtenant; with it being agreed, however , that no charges shall be separately assessed by Sublandlord .

B.No consent by Sublandlord or Overlandlord to any assignment, subletting or other occupancy agreement shall in any manner be considered to relieve Subtenant from complying with the provisions of this Paragraph 9 in connection with any further

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assignment or subletti ng. The provisions of this Paragraph 9 shall apply to each and every sublease or assignment Subtenant proposes to enter into during the Term.

1.	Insurance.

A.Subtenant shall, at its own cost and expense, obtain, maintain and keep i n force during the Term for the benefit of Sublandlord, Subtenant, Overlandlord and such other parties as are designated in the Overlease all insurance that Sublandlord is required to maintain pursuant to Articles 11 of the Overlease with respect to the Sublease Premises. During any period that Subtenant shall be a Designated Permitted Party, the parties can agree that, although Subtenant may elect to do so, Subtenant shall not be required to maintain separate insurance to the extent that Subtenant is then covered under Sublandlord's insurance.

B.Subtenant shall pay all premiums and charges for all of Subtenant's policies, and, if Subtenant shall fail to make any payment when due or carry any such policy, Sublandlord may, but shall not be obligated to, make such payment or carry such policy, and the amount paid by Sublandlord, with interest thereon at the Lease Rate (as such term is defined in the Overlease), from the date of such payment , shall be repaid to Sublandlord by Subtenant promptly following demand, and all such amounts so repayable, together with such interest , shall be deemed to constitute additional rent hereunder. Payment by Sublandlord of any such premium, or the carrying by Sublandlord of any such policy, shall not be deemed to waive or release the default of Subtenant with respect thereto.

C.Notwithstanding the limits of insurance specified in Article 11 of the Overlease, Subtenant agrees to defend, indemnify and hold harmless Sublandlord, and the agents, partners , shareholders, directors, officers and employees of Sublandlord, from and against all damage, loss, liability, cost and expense (including, without limitation, engineers', architects ' and attorneys' fees and disbursements) resulting from any of the risks referred to in Article 11 of the Overlease (as incorporated herein by reference). Such indemnification shall operate whether or not Subtenant has placed and maintained the insurance specified in this Paragraph 10, and whether or not proceeds from such insurance actually are collectible from one or more of Subtenant's i11surance companies.

11.    Brokerage. Subtenant warrants and represents to Sublandlord that it has not dealt with any broker in connection with this Sublease. Subtenant shall indemnify and hold Sublandlord harmless from and against any claims arising by reason of a breach foregoing representation and warranty. Sublandlord warrants and represents to Subtenant that it has not dealt with any broker in c01mection with this Sublease. Sublandlord shall indemnify and hold Subtenant harmless from and against any claims arising by reason of a breach foregoing representation and warranty.

1.Assignment of the Overlease. The term "Sublandlord " as used in this Sublease means only the tenant under the Overlease, at the time in question, so that if Sublandlord's interest i n the Overlease is assigned f n accordance with the applicable provisions of the Overlease (including obtaining any required consents), Sublandlord shall be thereupon released and discharged from all covenants, conditions and agreements of Sublandlord hereunder accruing with respect to the Overlease from and after the date of such assignment, but such

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covenants, conditions and agreements of the Overlease shall remain binding on the assignee until thereafter assigned .

1.	Notices and Cure Periods; Default and Remedies.

A.All not ices hereunder to Sublandlord or Subtenant shall be given in writing and delivered by hand, national overnight courier or mailed by certified or registered mail, return receipt requested, to the addresses set forth below:

If to Sublandlord :

MacAndrews & Forbes Group, LLC 35 East 62 Street
New York, New York 10065 Attention: Steven Fasman , Esq.

If to Subtenant:
Prior to the Commencement Date: SIGA Technologies, Inc.
35 East 62 Street
New York, New York 10065
Attention: Executive Vice President and General Counsel

Subsequent to the Commencement Date: SIGA Technologies, Inc.
660 Madison Avenue
New York, New York 10065
Attention: Executive Vice President and General Counsel

A.By notice given in the aforesaid manner, either party hereto may notify the other as to any change as to where and to whom such party's notices are thereafter to be addressed.

B.The effective date of any notice shall be the date such notice is delivered or refused (if by hand or by national overnight courier) or the third (3rd) business day following the date of mailing thereof.

1.Binding Effect. The covenants, conditions and agreements contained in this Sublease shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns (to the extent permitted hereunder).

1.Condition of the Sublease Premises. It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in this Sublease, which alone fully and completely expresses their agreements, and that the same are entered into after full investigation, neither party relying upon any statement or representation made by the other and not embodied in this Sublease. Notwithstanding anything to the contrary contained in the Overlease and/or this Sublease (but with the understanding that Overlandlord shall complete the work specified in the Overlease), Subtenant agrees to accept possession of the Sublease Premises in "as is" and "where is" condition on the Commencement Date, and Sublandlord shall not be required to perform work of any kind, nature or description to prepare the Sublease Premises for Subtenant's occupancy or make any contribution for work to be performed by Subtenant.

1.	At End of Term.

A.Upon the expiration or sooner termination of the Term, Subtenant shall vacate and surrender the Sublease Premises in the manner required pursuant to the Overlease.

B.    The parties recognize and agree that the damage to Sublandlord resulting from any failure by Subtenant to timely surrender possession of the Sublease Premises as aforesaid will be substantial and will exceed the amount of the monthly installments of the rent payable hereunder. Subtenant therefore agrees that, if possession of the Sublease Premises is not surrendered to Sublandlord on the Expiration Date or sooner termination of the Term, then, in addition to any other right or remedy Sublandlord may have hereunder or at law or in equity, Subtenant shall indemnify and hold Sublandlord harmless from and against any and all claims and causes of action which may arise by reason thereof and reimburse Sublandlord for all damages, use and occupancy payments and other amounts that Sublandlord is required to pay Overlandlord pursuant to the Overlease by reason thereof. Nothing herein contained shall be deemed to permit Subtenant to retain possession of the Sublease Premises after the Expiration Date or sooner termination of this Sublease, and no acceptance by Sublandlord of payments from Subtenant after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Subtenant in accordance with the provisions of this Section 16B, which provisions shall survive the Expiration Date or sooner termination of this Sublease .

1.	Security.

A.Subtenant has heretofore deposited with Sublandlord the sum of
$360,504 .00 (the "Security Deposit Amount"), as security for the faithful performance and observance by Subtenant of all of the covenants, agreements, terms, provisions and conditions of this Sublease. Subtenant agrees that, if Subtenant shall default (following notice and the explanation of an applicable cure period) with respect to any of the covenants, agreements, terms, provisions and conditions that shall be the obligation of Subtenant to observe, perform or
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keep under the terms of this Sublease, including the payment of the Fixed Rent and additional rent, Sublandlord may use, apply or retain the whole or any part of the security being held by Sublandlord (the "Security") to the extent required for the payment of any Fixed Rent and additional rent, or any other payments as to which Subtenant shall be in default (following notice and the explanation of an applicable cure period) or for any monies which Sublandlord may expend or may be required to expend by reason of Subtenant's default in respect of any of the covenants, agreements, terms, provisions and conditions of this Sublease, including any damages or deficiency in the reletting of the Sublease Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Sublandlord. Sublandlord shall not be required to so use, apply or retain the whole or any part of the Security so deposited, but if the whole or any part thereof shall be so used, applied or retained, then Subtenant shall, upon demand, deposit with Sublandlord an amount in cash equal to the amount so used , applied or retained, so that Sublandlord shall have the entire Security Deposit Amount on hand at all times during the Term. In the event that Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants, agreements and conditions of this Sublease, the Security shall be returned to Subtenant after the Expiration Date and delivery of exclusive possession of the entire Sublease Premises to Sublandlord. In the event of an assignment of Sublandlord's interest in, under or to this Sublease: (i) Sublandlord shall transfer the Security to the assignee or lessee or transferee, (ii) Sublandlord shall thereupon be released by Subtenant from all liability for the return of such Security, and (iii) Subtenant agrees to look solely to Sublandlord's successor for the ret urn of said Security; it being agreed that the provisions hereof shall apply to every transfer or assignment made of the Security to a new Sublandlord. Subtenant further covenants that Subtenant will not assign or encumber or attempt to assign or encumber the monies deposited herein as Security, and that neither Sublandlord nor Sublandlord's successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

B.In the event that the amount of the security deposit required under the Overlease shall be increased or decreased, then the Security Deposit Amount shall be increased or decreased by a corresponding amount.

1.	Miscellaneous.

A.This Sublease is made in the State of New York and shall be governed by and construed under the laws thereof. This Sublease supersedes any and all other or prior understandings, agreements, covenants, promises, representations or warranties of or between the parties (which are fully merged herein). The headings in this Sublease are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. Whenever necessary or appropriate, the neuter gender as used herein shall be deemed to include the masculine and feminine; the masculine to include the feminine and neuter; the feminine to include the masculine and neuter; the singular to include the plural; and the plural to include the singular. This Sublease shall not be binding upon Sublandlord for any purpose whatsoever unless and until Sublandlord has delivered to Subtenant a fully executed duplicate original hereof.

1.Valid Authority. A. Subtenant hereby represents and warrants to Sublandlord that:

(i)Subtenant: (a) is duly organized, validly existing and in good standing in the State of Subtenant's incorporation; and (b) has the full right and authority to. enter into this Sublease; and

(ii)The execution, delivery and performance of this Sublease by Subtenant: (a) does not conflict with any provisions of any instrument to which Subtenant is a party or by which Subtenant is bound; and (b) constitutes a valid, legal and binding obligation of Subtenant.

A.	Sublandlord hereby represents and warrants to Subtenant that:

(i)Sublandlord: (a) is duly organized, validly existing and in good standing in the State of Sublandlord's formation; and (b) has the full right and authority to enter into this Sublease; and

(ii)    The execution, delivery and performance of this Sublease by Sublandlord: (a) does not conflict with any provisions of any instrument to which Sublandlord is a party or by which Subtenant is bound, and (b) constitutes a valid, legal and binding obligation of Sublandlord.

1.Failure to Give Possession. Sublandlord shall not be subject to any liability for any failure to give possession of the Sublease Premises by any particular date, and the validity of this Sublease shall not be impaired under such circumstances, nor shall the same be construed to extend the term of this Sublease. Notwithstanding the foregoing, if Overlandlord shall not deliver the Sublease Premises in the required delivery condition by the Scheduled Completion Deadline, then at Subtenant's written request, Sublandlord shall exercise
Sublandlord's right to terminate the Overlease, and upon such termination of the Overlease, this Sublease shall also be deemed to have been terminated and of no further force and effect. The provisions of this Paragraph 20 are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

1.Overlandlord Termination Right Modifying (to the extent of any inconsistency between such provisions and this Paragraph 21) the provisions of Article 38 of the Overlease) as the same are incorporated into this Sublease by reference, in the event that Overlandlord shall exercise Overlandlord's termination right pursuant to Article 43 of the Overlease, then Subtenant shall surrender possession of the Sublease Premises in the required condition by the clay immediately preceding the Early Termination Date. If this Sublease shall have been in full force and effect as of the clay immediately preceding the Early Termination Date, then Sublandlord shall, within ten (I 0) days following Sublandlord's receipt thereof, pay to Subtenant, an amount equal to the Termination Payment that Overlandlord shall have paid to Sublandlord. It is hereby agreed that the provisions of Article 43 of the Overlease, as the same are incorporated into this Sublease by reference, shall not be construed in a manner that would grant Sublandlord the right to terminate this Sublease independently of a corresponding termination of the Overlease by Overlandlord.

1.Right of First Offer. Modifying (to the extent of any inconsistency between such provisions and this Paragraph 22) the provisions of Article 43 of the Overlease) as the same are incorporated into this Sublease by reference, provided that this Sublease shall be in full force and effect, Sublandlord shall (i) deliver to Subtenant copies of any notices received by Sublandlord pursuant to Article 43 of the Overlease, and (ii) upon Subtenant's written request , delivered to Sublandlord at least two (2) days prior to the latest date by which Sublandlord may exercise the same, Sublandlord shall exercise Sublandlord's right of first offer to lease the Expansion Space upon the Offered Terms, or if applicable, More Favorable Terms. Sublandlord and Subtenant shall thereupon, promptly and in good faith enter into an amendment of this Sublease reasonably acceptable to Sublandlord and Subtenant to provide for (a) the inclusion of the Expansion Space in the Sublease Premises, (b) payment of Fixed Rent for the expansion space i n the same amount that shall be payable pursuant to the Overlease, (c) and any other terms that are applicable to Sublandlord's leasing of the Expansion Space from Overlandlord. In the event that Overlandlord shall fail to deliver the Expansion Space by the Outside Expansion
Space Termination Date, then at Subtenant 's written request, which must be delivered to Sublandlord at least two (2) days prior to the latest date by which Sublandlord may give such notice, Sublandlord shall provide Overlandlord with written notice of Sublandlord's cancellation of Sublandlord's Notice of Exercise.

1.Extension Option. Modifying (to the extent of any inconsistency between such provisions and this Paragraph 23), the provisions of Article 44 of the Overlease) as the same are incorporated into this Sublease by reference, provided that this Sublease shall be in full force and effect, then at Subtenant 's written request, which must be delivered to Sublandlord (in each instance): (i) no more than twenty (20) days prior to the earliest date upon which Sublandlord may exercise the same, and (ii) no less than twenty (20) days prior to the latest date upon which Sublandlorcl may exercise the same (a) Sublandlord shall exercise the Extension Option for the First Extension Term, and (b) (if the Extension Option for the First Extension Tenn shall have been exercised) Sublandlord shall exercise the Extension Option for the Second
Extension Tenn. If Subtenant shall have requested Sublandlord to exercise the Extension Option for the First Extension Term, then upon Sublandlord's exercise of the First Extension Option, the Tenn of this Sublease shall thereafter be extended for the First Extension Term upon the same terms and conditions pursuant to which the Overlease shall have been extended, except that the Term of this Sublease shall end on the day immediately preceding the expiration elate of the First Extension Term. If Subtenant shall have requested Sublandlord to exercise the Extension Option for the Second Extension Term, then upon Sublandlord's exercise of the Second Ex tension Option, the Term of this Sublease shall thereafter be extended for the Second Extension Term upon all of the terms and conditions pursuant to which the Overlease shall have been extended, except that the term of this Sublease shall end on the day the immediately preceding the expiration date of the Second Extension Tenn. Furthermore (y) if Subtenant shall exercise the Extension Option for the First Extension Term, then Sublandlord shall permit Subtenant to remain in the Sublease Premises, at no additional cost, on the clay that immed iately precedes the commencement elate for the First Extension Term, and (b) if Subtenant shall exercise the
Extension Option for the Second Extension Term, then Sublandlord shall permit Subtenant to remain in the Sublease Premises, at no additional cost, on the day that immediately precedes the commencement date for the Second Extension Term. Sublandlord hereby assigns to Subtenant, Sublandlord's right to designate an Independent Broker in connection with any arbitration to determine the fair market rental value of the Sublease Premises for the Second Ex tension Term .

IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this Sublease as of the day and year first written above .

SUBLANDLORD:

MACANDREWS & FORBES GROUP, LLC

By:    ____________________
Name :
Title:

SUBTENANT:

SIGA TECHNOLOGIES, INC ..
By:______________________________
Name :
Title:

EXHIBIT A

Overlease